UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported) September 10 2007
SOLECTRON CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Gibraltar Drive, Milpitas, California		95035

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (408) 957-8500
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

     SECTION 5 — Corporate Governance and Management
     ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     Solectron Corporation (the “Company”) previously adopted the Solectron Executive Deferred Compensation Plan (the “Deferred Compensation Plan”), a nonqualified deferred compensation plan, which limits participation to a select group of management, highly compensated employees, directors and independent contractors of the Company and its participating affiliates, including the Company’s named executive officers. On September 10, 2007, the Executive Compensation and Management Resources Committee of the Board of Directors (the “Committee”) of the Company approved the termination of the Deferred Compensation Plan effective as of September 10, 2007, in anticipation of the pending merger with Flextronics International Ltd. (“Flextronics”).
     In addition, the Committee reconfirmed the vesting acceleration of all unvested Company contributions allocated to each participant’s account in connection with the termination of the Deferred Compensation Plan. The following table identifies, for each of Messrs. Tufano, Britt, DuChene, Lakkaraju, London, Neese, O’Connor, Purvis, and Hayes, the unvested Company contributions that accelerate upon termination of the Deferred Compensation Plan:

Estimated Value Of
Name	Accelerated Vesting
Paul Tufano	$696,433.61
Douglas Britt	$398,395.79
Todd DuChene	$353,006.37
Roop Lakkaraju	$126,877.69
Craig London	$302,305.88
Marty Neese	$364,009.97
Kevin O’Connor	$401,394.24
David Purvis	$374,846.57
Perry Hayes	$31,513.73

     Payment of each participant’s entire account balance will be made in accordance with the terms of the Deferred Compensation Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2007	Solectron Corporation
/s/ Todd DuChene
Todd DuChene
Executive Vice President General Counsel & Secretary